ATHENA SILVER ENTERS INTO NEW

LEASE/ PURCHASE OPTION ON LANGTRY SILVER PROJECT

March 15, 2016                                                                                  FOR IMMEDIATE RELEASE

Boulder, Co ---- Athena Silver Corporation (OTCBB: AHNR) together with its wholly-owned subsidiary, Athena Minerals, Inc., announced today that it and the Strachan Trust have executed a new Lease/Purchase Option covering its flagship Langtry Silver Project located in the Calico Mining District, San Bernardino County, California.  The new Lease/Option supercedes all prior agreements.

“Our original lease that we signed 6 years ago was no longer viable in the current depressed precious metals marketplace.   Fortunately, the lessor worked with us to replace our former arrangement with a new mutually beneficial agreement.    We believe this new agreement combined with our other accomplishments achieved in recent months to improve our land position, reduce our royalty burdens on the project and strengthen our permitting status, have significantly improved the value of our flagship property and our long-term prospects.”    said John Power Power, CEO & President of Athena.   “We are one of a very few publicly traded pure play domestic silver exploration companies.”

The highlights of the new 20-year lease/option include:

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 Annual option payment of $20,000 due on March 15, 2016 and $20,000 due on September 15, 2016 together with accrued lease rent from our prior lease of $20,000 payable on March 15, 2016 and $20,000 on September 15, 2016.  The March 15, 2016 payments were made concurrently with the execution of this new agreement.   50% of our annual option payments are applicable to the purchase price should we exercise our option to purchase the property.

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Subsequent annual option payments start at the greater of $40,000 or the value of 2,500 troy ounces of silver in the calendar month prior to March 15, 2017. The annual option payments have other escalation provisions during subsequent years.

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We have been granted a purchase option to acquire fee simple title to the Langtry patented claims and other unpatented claims. In the first three (3) years, the purchase price is a one-time $5,000,000 payment; and thereafter in subsequent years the price escalates with a further upward adjustment if silver trades at or over $20 per troy ounce.

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Other consideration includes the transfer by Athena, for nominal consideration, to the lessor of two BLM unpatented mining claims, the Lilly 10 and Quad Deuce XIII, which are also part of the land package being optioned and leased back to Athena.   Our prior lease agreement included deferred rent of $130,000 that is also payable to the lessor under certain circumstances under the new agreement.

The agreement has other material provisions and obligations, and a complete copy of the new agreement is being filed today as an exhibit in our Form 8-K filing with the SEC.

About Athena Silver Corporation:

Athena Silver Corporation is a junior exploration company focused on the exploration and development of its flagship Langtry silver project in San Bernardino County, California.

Langtry Silver Project, San Bernardino County, California

The Langtry silver project consists of approximately 1,150 acres including 20 patented claims comprising 413.22 acres and 38 unpatented claims in the Calico Mining District of San Bernardino County, California.  Athena entered into a 20-year mining lease with an option to purchase the Langtry patented claims effective March 15, 2010 and amended in 2012, 2013 and 2015.   A new 20-year lease with an option to purchase was signed on March 10, 2016.   The Lease/Purchase agreement is subject to continuing financial and other commitments on the claims and other royalties more fully described in the company's filings available on the SEC's website at www.sec.gov.

 The historical resource estimate at Langtry is defined by 201 rotary drill holes drilled by the minerals division of Superior Oil Company in the late 1960s and early 1970s.   Average depth was 400 feet and the deepest hole was 575 feet.    Superior estimated a 22 million ton ore body, with silver grading at an average of 2.37 ounces per ton for a total of 52.14 million ounces and an estimated 65% recovery rate on the silver ore.   Athena has not independently verified this historical estimate and cannot attest to their accuracy.

An update resource estimate was commissioned by Athena and that database includes just 135 of the Superior holes together with the 13 holes drilled by Athena in 2011.

An NI 43-101 technical report compiled by SRK International was published on May 3, 2012 based on the market price at that time of $30 per silver ounce for the Langtry project with an Indicated Resource of 18,809,000 Ounces of Silver and Inferred Resource of 42,623,000 Ounces of Silver.  This information does not qualify as a resource estimate under applicable SEC reporting requirements.

Lava Beds District Prospect, San Bernardino County, California

Athena also has fee simple ownership of a 661.37 acre property near the Lava Beds Mining District and has evidence of historic mining.    It is adjacent to both the “Silver Cliffs” and “Silver Bell” historic mines.   The property is located in the same regional geologic area known as the “Western Mojave Block” that includes our flagship Langtry project.   It is approximately 28.5 miles SE of our Langtry project.  The property appears to be located in a Desert Tortoise Conservation area and may also have value as mitigation land.

Cautionary Statement

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves , adopted by the CIM Council, as amended. These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”)

Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

For more information, please visit the Company's website at www.athenasilver.com.

This release contains “forward-looking statements”. Such statements are based on good faith assumptions that Athena Silver Corporation believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Factors that could cause actual results to differ from those anticipated are discussed in Athena Silver Corporation's periodic filings with the Securities and Exchange Commission.

Contact: John Power

               President, Athena Silver Corporation

               707-884-3766